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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K



                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 23, 1999 (MAY 19, 1999)



                             UNITED DIAGNOSTIC, INC.
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                     0-11772                  25-1411971
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)

                          476 MAIN STREET, SUITE 3-DFL
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
        WAKEFIELD, RHODE ISLAND                            02879
(Address of Principal Executive Offices)                 (Zip Code)



       Registrant's telephone number, including area code: (401) 789-9995


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ITEM 5. OTHER EVENTS

     United Diagnostic, Inc. (the "Company") has entered into an Amended and Restated Employment Agreement (the "Restated Agreement") with J. Marvin Feigenbaum, the Company's Chairman, President and Chief Executive Officer, dated May 19, 1999. The Restated Agreement amends and extends Mr. Feigenbaum's original employment agreement with the Company, dated June 1, 1994, as amended, through April 30, 2002. The Restated Agreement provides for Mr. Feigenbaum's continued employment as Chairman of the Board, President and Chief Executive Officer of the Company, as well as Mr. Feigenbaum's continued employment as Chief Executive and Chief Financial Officer of Analytical Biosystems Corp., a wholly-owned subsidiary of the Company (presently inactive). Mr. Feigenbaum is to receive (a) a lump sum payment in an amount equal to that portion of his salary deferred, as a convenience to the Company, since June, 1998, with simple interest at a rate of 12%, (b) a one-time bonus in the amount of $50,000 upon execution of the Restated Agreement, and (c) the sum of $5,000 per month commencing May 1, 1999 and continuing for 11 consecutive months thereafter as reimbursement for reasonable relocation expenses. The foregoing does not purport to be a complete description of the Restated Agreement and reference is made to the Restated Agreement filed as an exhibit hereto for all of its terms and conditions.

ITEM 7. EXHIBITS.

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
EXHIBIT NO.      DOCUMENT

    10 Amended and Restated Employment Agreement by and between the Company and J. Marvin Feigenbaum, dated May 19, 1999
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UNITED DIAGNOSTIC, INC.


                                    By:    /s/ J. MARVIN FEIGENBAUM
                                        -----------------------------
                                    Name:  J. Marvin Feigenbaum
                                    Title: Chairman and President



Date: June 23, 1999



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                                 EXHIBIT INDEX


EXHIBIT NO.         DOCUMENT
    10              Amended and Restated Employment Agreement by and between the
                    Company and J. Marvin Feigenbaum, dated May 19, 1999


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